Exhibit 99.1

LEGEND OIL AND GAS LTD. (LOGL)  Announces Mutual Settlement and Release Agreement with the National Bank of Canada.

Alpharetta, Georgia. – August 20th, 2014 - Legend Oil and Gas Ltd. (OTC Markets: LOGL) (“Legend”, the “Company”) is pleased to announce that Legend and National Bank of Canada (“NBC”) have signed a mutual release and settlement agreement (the “Agreement”).  NBC is the Senior lender for the company’s sole wholly owned Canadian subsidiary, Legend Energy Canada, LTD (“Legend Canada”).

Under the terms of the Agreement, Legend Oil and Gas, Ltd (“Legend”) is released and discharged by NBC of any and all obligations under NBC’s general security agreement dated May 11, 2012, the letter of guarantee, dated May 11, 2012, and the letter of financing entered into on July 17, 2012.  Further, and critical to the restructuring of Legend, NBC released its security interests held in any and all assets of Legend Oil and Gas, Ltd. (“Legend”).  Legend paid consideration to NBC of CDN$250,000 for these mutual releases.

Andrew Reckles, Legend’s Chief Restructuring Officer states that “when the restructuring of Legend began, one of the most urgent orders of business was to work with all of our financing partners to remedy Legend’s existing defaults under its various debt instruments and to create a financial platform from which to grow.  With this settlement executed, Legend is now able to put its sole focus on growing its U.S. based oil and gas assets and continuing to build on the Mid-Continent drilling and acquisition thesis that is currently underway.  We appreciate both, NBC’s cooperation, working with us to settle this overlying matter, and our US based financial partners, for continuing to support our restructuring and growth efforts”.

Chief Financial Officer, Warren Binderman, states that “this resolution allows us to further expand the Company’s operations and financial platform, such that we expect to have better access to the capital markets, through banks and potential investors.  Further, this settlement allows us to simplify our financial processes while continuing to streamline our operating cost structure and related cash outlays, such that our funds can be spent on drilling and acquisition of oil and gas properties giving us expected returns on investment.”

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in southeastern Kansas.

Andrew Reckles
770-861-1643

Forward-looking Statements:

This press release contains forward-looking statements concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. Forward looking statements in this press release include statements about our drilling development program.  These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the timing and results of our 2014 drilling and development plan.  Additional factors include increased expenses or unanticipated difficulties in drilling wells, actual production being less than our development tests, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10Q for the quarter ended March 31, 2014. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential” reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.